Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of Great China International Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank Jiang, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 11, 2007	By:	/s/ Frank Jiang
Frank Jiang Chief Executive Officer

In connection with the Annual Report of Great China International Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Danny Sui Keung Chau, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 11, 2007	By:	/s/ Danny Sui Keung Chau
Danny Sui Keung Chau Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Great China International Holdings, Inc. and will be retained by Great China International Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.